Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Deanne Lane
Vice President, Media Affairs
(314) 725-4477

FOR IMMEDIATE RELEASE

– CENTENE CORPORATION REPORTS 2011 FOURTH QUARTER AND FULL YEAR EARNINGS –
– FOURTH QUARTER EARNINGS OF $0.57 PER DILUTED SHARE –
– FULL YEAR EARNINGS OF $2.12 PER DILUTED SHARE –

ST. LOUIS, MISSOURI (February 7, 2012) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter and year ended December 31, 2011.  As previously discussed, beginning with the fourth quarter of 2011, we have reclassified certain medical costs to more closely align with the NAIC definitions.  All of the information in this release has been reclassified to conform to the current presentation. For additional information, the details of the reclassification are provided in the supplemental financial data of this release.

2011 Highlights
	Q4	Full Year
Premium and Service Revenues (in millions)	$1,458.5	$5,181.0
Consolidated Health Benefits Ratio	85.9%	85.2%
General & Administrative expense ratio	11.0%	11.3%
Diluted EPS	$0.57	$2.12 (1)
Cash flow from operations (in millions)	$172.0	$261.7
(1) Includes $0.10 per share of debt extinguishment costs.

Fourth Quarter Highlights

•	Quarter-end managed care at-risk membership of 1,816,000, an increase of 18.4% year over year.

•	Premium and Service Revenues of $1.5 billion, representing 29.1% year over year growth.

•	Health Benefits Ratio of 85.9%, compared to 85.0% in the prior year and 85.0% in the third quarter of 2011.

•	General and Administrative expense ratio of 11.0%, compared to 11.3% in the prior year.

•	Diluted earnings per share from continuing operations of $0.57, an increase of 14.0% from the prior year.

•	Employees increased from 4,200 at December 31, 2010 to 5,300 at December 31, 2011, reflecting our continued business expansions.

Other Events

•	In January 2012, we were selected to contract with the Washington Health Care Authority to serve Medicaid beneficiaries in the state. Operations are expected to commence in the third quarter of 2012.

•
In February 2012, Louisiana Healthcare Connections began operating under a new contract in Louisiana to provide healthcare services to Medicaid enrollees participating in the Bayou Health program.  In addition, Nurtur, our subsidiary which provides life, health and wellness programs, commenced operations to provide disease management services for state employees in Louisiana beginning in January 2012.

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “During 2011, we were able to successfully demonstrate our ability to grow through new contract awards and expansions, while continuing to focus on our targeted margins.  I look forward to the new business commencing in 2012 and the opportunity to develop additional markets.”

The following table depicts membership in Centene’s managed care organizations, by state:

	December 31,
	2011	2010
Arizona	23,700	22,400
Florida	198,300	194,900
Georgia	298,200	305,800
Illinois	16,300	—
Indiana	206,900	215,800
Kentucky	180,700	—
Massachusetts	35,700	36,200
Mississippi	31,600	—
Ohio	159,900	160,100
South Carolina	82,900	90,300
Texas	503,800	433,100
Wisconsin	78,000	74,900
Total at-risk membership	1,816,000	1,533,500
Non-risk membership	4,900	4,200
Total	1,820,900	1,537,700

The following table depicts membership in Centene’s managed care organizations, by member category:

	December 31,
	2011	2010
Medicaid	1,336,800	1,177,100
CHIP & Foster Care	213,900	210,500
ABD & Medicare	218,000	104,600
Hybrid Programs	40,500	36,200
Long-term Care	6,800	5,100
Total at-risk membership	1,816,000	1,533,500
Non-risk membership	4,900	4,200
Total	1,820,900	1,537,700

Statement of Operations: Three Months Ended December 31, 2011

•
For the fourth quarter of 2011, Premium and Service Revenues increased 29.1% to $1.5 billion from $1.1 billion in the fourth quarter of 2010.  The increase was primarily driven by new operations in Mississippi, Illinois and Kentucky added during 2011, Texas expansion and overall membership growth.

•
Consolidated HBR of 85.9% for the fourth quarter of 2011 represents an increase of 0.9% from the comparable period in 2010 and from the third quarter of 2011.  This increase is primarily a result of the commencement of operations in Kentucky in November 2011.

•
Consolidated G&A expense ratio for the fourth quarter of 2011 was 11.0%, compared to 11.3% in the prior year.  The decrease is a result of leveraging our costs over higher revenues, offset by additional business expansion costs.

•
Earnings from operations increased to $47.4 million in the fourth quarter 2011 from $45.5 million in the fourth quarter 2010.  Net earnings from continuing operations were $30.1 million in the fourth quarter 2011, compared to $25.5 million in the fourth quarter of 2010.

•	Earnings per diluted share increased to $0.57 in the fourth quarter of 2011 compared to $0.50 in the prior year.

Statement of Operations: Year Ended December 31, 2011

•
For the year ended December 31, 2011, Premium and Service Revenues increased 20.9% to $5.2 billion from $4.3 billion in 2010.  The increase was driven by the commencement of operations in Mississippi, Kentucky and Illinois during 2011, Texas expansion and membership growth.

•
Consolidated HBR of 85.2% for 2011 represents a decrease of 0.3% from 2010 primarily as a result of lower levels of utilization and contract enhancements, partially offset by our Kentucky health plan which began operations in November 2011.

•
Consolidated G&A expense ratio for 2011 was 11.3%, compared to 11.2% in the prior year.  The increase is primarily due to additional business expansion costs, offset by leveraging our expenses over higher revenues.

•
Earnings from operations increased to $190.3 million in 2011 from $157.1 million in 2010, or 21.2% year over year.  Net earnings from continuing operations were $111.2 million in 2011, compared to $90.9 million in 2010.

•	Earnings per diluted share increased to $2.12 in 2011, including $(0.10) of debt extinguishment costs, compared to $1.80 in the prior year.

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 3

Balance Sheet and Cash Flow

At December 31, 2011, the Company had cash, investments and restricted deposits of $1,237.1 million, including $38.2 million held by its unregulated entities.  Medical claims liabilities totaled $608.0 million, representing 45.3 days in claims payable.  Total debt was $351.6 million and debt to capitalization was 22.6% at December 31, 2011 excluding the $77.8 million non-recourse mortgage note.  Cash flows from operations for the year ended December 31, 2011 were $261.7 million, or 2.4 times net earnings.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, September 30, 2011	43.6	*
Impact of new business	1.8
Ohio pharmacy carve in	(0.8)
Timing of claim payments	0.7
Days in claims payable, December 31, 2011	45.3

* Days in claims payable for September 30, 2011 have been reduced by 1.0 day to reflect the medical cost reclassification.

Outlook

The table below depicts the Company’s annual guidance for 2012:

	Full Year 2012
	Low	High
Premium and Service Revenues (in millions)	$7,200	$7,600
Diluted EPS	$2.60	$2.80
Consolidated Health Benefits Ratio	87.0%	88.0%
General & Administrative expense ratio	9.5%	10.0%

Diluted Shares Outstanding (in thousands)	53,400

The above guidance has not been adjusted to include the impact associated with the Washington RFP and assumes that the Texas expansion will begin on March 1 with required CMS approval of premium rates.

Conference Call

As previously announced, the Company will host a conference call Tuesday, February 7, 2012, at 8:30 A.M. (Eastern Time) to review the financial results for the fourth quarter and year ended December 31, 2011, and to discuss its business outlook.  Michael F. Neidorff and William N. Scheffel will host the conference call.  Investors and other interested parties are invited to listen to the conference call by dialing 1-800-860-2442 in the U.S. and Canada; +1-412-858-4600 from abroad; or via a live, audio webcast on the Company’s website at www.centene.com, under the Investors section.  A webcast replay will be available for on-demand listening shortly after the completion of the call for the next twelve months or until 11:59 PM (Eastern Time) on Tuesday, February 12, 2013, at the aforementioned URL. In addition, a digital audio playback will be available until 9:00 AM Eastern Time on Wednesday, February 15, 2012, by dialing 1-877-344-7529 in the U.S. and Canada, or +1-412-317-0088  from abroad, and entering access code 10008192.

About Centene Corporation

Centene Corporation, a Fortune 500 company, is a leading multi-line healthcare enterprise that provides programs and related services to the rising number of under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children's Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and long-term care, in addition to other state-sponsored/hybrid programs, and Medicare (Special Needs Plans). Centene's CeltiCare subsidiary offers states unique, "exchange based" and other cost-effective coverage solutions for low-income populations. The Company operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, and pharmacy benefits management.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company's estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, membership and revenue projections, timing of regulatory contract approval, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$573,698	$434,166
Premium and related receivables, net of allowance for uncollectible accounts of $639 and $17, respectively	157,450	136,243
Short-term investments, at fair value (amortized cost $129,232 and $21,141, respectively)	130,499	21,346
Other current assets	78,363	65,066
Total current assets	940,010	656,821
Long-term investments, at fair value (amortized cost $497,805 and $585,862, respectively)	506,140	595,879
Restricted deposits, at fair value (amortized cost $26,751 and $22,755, respectively)	26,818	22,758
Property, software and equipment, net of accumulated depreciation of $177,294 and $138,629, respectively	349,622	326,341
Goodwill	281,981	278,051
Intangible assets, net	27,430	29,109
Other long-term assets	58,335	34,923
Total assets	$2,190,336	$1,943,882
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$607,985	$456,765
Accounts payable and accrued expenses	216,504	188,320
Unearned revenue	9,890	117,344
Current portion of long-term debt	3,234	2,817
Total current liabilities	837,613	765,246
Long-term debt	348,344	327,824
Other long-term liabilities	67,960	53,757
Total liabilities	1,253,917	1,146,827

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; 53,586,726 issued and 50,864,618 outstanding at December 31, 2011, and 52,172,037 issued and 49,616,824 outstanding at December 31, 2010	54	52
Additional paid-in capital	421,981	384,206
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	5,761	6,424
Retained earnings	564,961	453,743
Treasury stock, at cost (2,722,108 and 2,555,213 shares, respectively)	(57,123)	(50,486)
Total Centene stockholders’ equity	935,634	793,939
Noncontrolling interest	785	3,116
Total stockholders’ equity	936,419	797,055
Total liabilities and stockholders’ equity	$2,190,336	$1,943,882

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Premium	$1,436,413	$1,106,370	$5,077,242	$4,192,172
Service	22,136	23,118	103,765	91,661
Premium and service revenues	1,458,549	1,129,488	5,181,007	4,283,833
Premium tax	48,627	51,481	159,575	164,490
Total revenues	1,507,176	1,180,969	5,340,582	4,448,323
Expenses:
Medical costs	1,233,739	940,935	4,324,746	3,584,452
Cost of services	17,397	16,414	78,114	63,919
General and administrative expenses	159,937	127,886	587,004	477,765
Premium tax	48,726	50,233	160,394	165,118
Total operating expenses	1,459,799	1,135,468	5,150,258	4,291,254
Earnings from operations	47,377	45,501	190,324	157,069
Other income (expense):
Investment and other income	3,990	3,293	13,369	15,205
Debt extinguishment costs	―	―	(8,488)	―
Interest expense	(4,797)	(5,452)	(20,320)	(17,992)
Earnings from continuing operations, before income tax expense	46,570	43,342	174,885	154,282
Income tax expense	17,306	16,958	66,522	59,900
Earnings from continuing operations, net of income tax expense	29,264	26,384	108,363	94,382
Discontinued operations, net of income tax expense of $0, $12, $0 and $4,388, respectively	―	(65)	―	3,889
Net earnings	29,264	26,319	108,363	98,271
Noncontrolling interest	(848)	920	(2,855)	3,435
Net earnings attributable to Centene Corporation	$30,112	$25,399	$111,218	$94,836

Amounts attributable to Centene Corporation common shareholders:
Earnings from continuing operations, net of income tax expense	$30,112	$25,464	$111,218	$90,947
Discontinued operations, net of income tax (benefit) expense	―	(65)	―	3,889
Net earnings	$30,112	$25,399	$111,218	$94,836

Net earnings per share attributable to Centene Corporation:
Basic:
Continuing operations	$0.60	$0.52	$2.22	$1.87
Discontinued operations	―	―	―	0.08
Earnings per common share	$0.60	$0.52	$2.22	$1.95
Diluted:
Continuing operations	$0.57	$0.50	$2.12	$1.80
Discontinued operations	―	―	―	0.08
Earnings per common share	$0.57	$0.50	$2.12	$1.88

Weighted average number of shares outstanding:
Basic	50,522,726	49,356,768	50,198,954	48,754,947
Diluted	52,894,701	51,205,720	52,474,238	50,447,888

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2011	2010
Cash flows from operating activities:
Net earnings	$108,363	$98,271
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	58,327	52,000
Stock compensation expense	18,171	13,874
Gain on sale of investments, net	(287)	(6,337)
Debt extinguishment costs	8,488	—
(Gain) on sale of UHP	—	(8,201)
Impairment loss on Casenet, LLC	—	5,531
Deferred income taxes	2,031	10,317
Changes in assets and liabilities:
Premium and related receivables	(11,306)	(23,359)
Other current assets	(11,812)	(3,240)
Other assets	(2)	(2,028)
Medical claims liability	149,756	(30,421)
Unearned revenue	(109,082)	25,700
Accounts payable and accrued expenses	38,889	37,398
Other operating activities	10,160	(573)
Net cash provided by operating activities	261,696	168,932
Cash flows from investing activities:
Capital expenditures	(68,993)	(63,304)
Capital expenditures of Centene Center LLC	(4,715)	(55,252)
Purchase of investments	(318,397)	(615,506)
Sales and maturities of investments	267,404	570,423
Proceeds from asset sales	—	13,420
Investments in acquisitions, net of cash acquired, and investment in equity method investee	(4,375)	(60,388)
Net cash used in investing activities	(129,076)	(210,607)
Cash flows from financing activities:
Proceeds from exercise of stock options	15,815	3,419
Proceeds from borrowings	419,183	218,538
Proceeds from stock offering	—	104,534
Payment of long-term debt	(416,283)	(195,728)
Purchase of noncontrolling interest	—	(48,257)
Distributions from (to) noncontrolling interest	813	(7,387)
Excess tax benefits from stock compensation	4,435	963
Common stock repurchases	(7,809)	(3,224)
Debt issue costs	(9,242)	(769)
Net cash provided by financing activities	6,912	72,089
Net increase in cash and cash equivalents	139,532	30,414
Cash and cash equivalents, beginning of period	434,166	403,752
Cash and cash equivalents, end of period	$573,698	$434,166

Supplemental disclosures of cash flow information:
Interest paid	$27,383	$17,296
Income taxes paid	$50,444	$53,938

Supplemental disclosure of non-cash investing and financing activities:
Contribution from noncontrolling interest	$—	$306
Capital expenditures	$6,591	$8,720

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q4	Q3	Q2	Q1	Q4
	2011	2011	2011	2011	2010
MEMBERSHIP
Managed Care:
Arizona	23,700	22,800	22,800	22,600	22,400
Florida	198,300	188,600	190,600	188,800	194,900
Georgia	298,200	298,000	303,100	303,300	305,800
Illinois	16,300	13,600	700	—	—
Indiana	206,900	205,300	206,700	209,400	215,800
Kentucky	180,700	—	—	—	—
Massachusetts	35,700	34,700	32,900	34,100	36,200
Mississippi	31,600	30,600	30,800	—	—
Ohio	159,900	162,200	159,900	160,900	160,100
South Carolina	82,900	86,500	82,800	84,900	90,300
Texas	503,800	494,500	470,400	456,700	433,100
Wisconsin	78,000	78,900	79,800	81,800	74,900
Total at-risk membership	1,816,000	1,615,700	1,580,500	1,542,500	1,533,500
Non-risk membership	4,900	10,600	10,400	10,400	4,200
TOTAL	1,820,900	1,626,300	1,590,900	1,552,900	1,537,700

Medicaid	1,336,800	1,189,900	1,172,400	1,169,700	1,177,100
CHIP & Foster Care	213,900	210,600	211,400	208,900	210,500
ABD & Medicare	218,000	171,700	156,300	123,800	104,600
Hybrid Programs	40,500	38,400	35,500	35,200	36,200
Long-term Care	6,800	5,100	4,900	4,900	5,100
Total at-risk membership	1,816,000	1,615,700	1,580,500	1,542,500	1,533,500
Non-risk membership	4,900	10,600	10,400	10,400	4,200
TOTAL	1,820,900	1,626,300	1,590,900	1,552,900	1,537,700

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	168,900	175,500	173,200	172,700	174,600
Kansas	46,200	45,600	45,000	44,000	39,200
TOTAL	215,100	221,100	218,200	216,700	213,800

(a) Includes external membership only.

REVENUE PER MEMBER PER MONTH(b)	$261.95	$245.27	$240.57	$238.31	$239.66

CLAIMS(b)
Period-end inventory	495,500	482,900	415,700	527,100	434,900
Average inventory	367,590	312,400	332,300	347,900	304,700
Period-end inventory per member	0.27	0.30	0.26	0.34	0.28
(b) Revenue per member and claims information are presented for the Managed Care at-risk members.

NUMBER OF EMPLOYEES	5,300	5,000	4,800	4,500	4,200

Centene Corporation Reports 2011 Fourth Quarter and Full Year Results February 7, 2012/Page 8

	Q4	Q3	Q2	Q1	Q4
	2011	2011	2011	2011	2010

DAYS IN CLAIMS PAYABLE (c)	45.3	43.6	43.4	43.4	44.7
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$1,198.9	$1,079.3	$1,061.9	$1,096.3	$1,043.0
Unregulated	38.2	35.9	36.5	31.7	30.9
TOTAL	$1,237.1	$1,115.2	$1,098.4	$1,128.0	$1,073.9

DEBT TO CAPITALIZATION	27.3%	28.0%	28.1%	26.9%	29.3%
DEBT TO CAPITALIZATION EXCLUDING NON-RECOURSE DEBT(d)	22.6%	23.2%	23.0%	21.4%	23.9%
Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity). (d) The non-recourse debt represents our mortgage note payable ($77.8 million at December 31, 2011).

MEDICAL COST / GENERAL AND ADMINISRATIVE EXPENSE RECLASSIFICATION IMPACT ($ in thousands):

	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	Medical Costs	HBR	Medical Costs	HBR	Medical Costs	HBR	Medical Costs	HBR
Historical	$1,206,516	84.0%	$922,070	83.3%	$4,227,916	83.3%	$3,514,394	83.8%
Reclassification impact	27,223	1.9	18,865	1.7	96,830	1.9	70,058	1.7
Revised	$1,233,739	85.9%	$940,935	85.0%	$4,324,746	85.2%	$3,584,452	85.5%

	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
	G&A Expense	G&A Ratio	G&A Expense	G&A Ratio	G&A Expense	G&A Ratio	G&A Expense	G&A Ratio
Historical	$187,160	12.8%	$146,751	13.0%	$683,834	13.2%	$547,823	12.8%
Reclassification impact	(27,223)	(1.8)	(18,865)	(1.7)	(96,830)	(1.9)	(70,058)	(1.6)
Revised	$159,937	11.0%	$127,886	11.3%	$587,004	11.3%	$477,765	11.2%

OPERATING RATIOS:
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Health Benefits Ratios:
Medicaid and CHIP	82.9%	83.7%	82.4%	85.0%
ABD and Medicare	88.8	89.1	89.8	87.1
Specialty Services	94.0	86.1	89.1	86.2
Total	85.9	85.0	85.2	85.5

Total General & Administrative Expense Ratio	11.0%	11.3%	11.3%	11.2%

MEDICAL CLAIMS LIABILITY (In thousands)

The changes in medical claims liability are summarized as follows:

Balance, December 31, 2010	$456,765
Incurred related to:
Current period	4,390,123
Prior period	(65,377)
Total incurred	4,324,746
Paid related to:
Current period	3,788,808
Prior period	384,718
Total paid	4,173,526
Balance, December 31, 2011	$607,985

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” amount may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.

The amount of the “Incurred related to: Prior period” above represents favorable development and includes the effects of reserving under moderately adverse conditions, new markets where we use a conservative approach in setting reserves during the initial periods of operations, receipts from other third party payors related to coordination of benefits and lower medical utilization and cost trends for dates of service prior to December 31, 2010.